UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2005

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-631-4420

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Trinity Industries, Inc., a Delaware corporation (the "Company") and Wachovia Bank, National Association, a national banking association (the "Rights Agent") entered into Amendment No. 4 to Rights Agreement dated as of May 19, 2005 ("Amendment No. 4"), amending the Rights Agreement, dated March 11, 1999, as amended by that certain Amendment No. 1 to Rights Agreement, dated August 13, 2001, that certain Amendment No. 2 to Rights Agreement, dated October 26, 2001 and that certain Amendment No. 3 to Rights Agreement, dated as of August 28, 2003 (as amended, the "Rights Agreement").

Amendment No. 4 increased from 12% to 15% the beneficial ownership threshold at which, subject to specific limitations, a person will be considered an "Acquiring Person." Amendment No. 4 also provides for certain corresponding changes in Sections 3(a) and 27 of the Rights Agreement.

The foregoing description of Amendment No. 4 is a general description only and is qualified by reference to Amendment No. 4. A copy of Amendment No. 4 has been filed as Exhibit 5 to the Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on May 19, 2005 and is incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

See Item 1.01 Entry into a Material Definitive Agreement regarding Amendment No. 4 to the Rights Agreement.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

4.1 Amendment No. 4 to Rights Agreement, dated May 19, 2005 between Trinity Industries, Inc. and Wachovia Bank, National Association (previously filed as Exhibit 5 to Trinity Industries, Inc. Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on May 19, 2005, File No. 1-6903, and incorporated herein by reference).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

May 19, 2005	By:	William A. McWhirter II

Name: William A. McWhirter II
Title: Vice President and Chief Financial Officer